United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 5, 2022

Pineapple Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employee Stock Purchase Plan and Amendment to Equity Plan

As reported below in Item 5.07, on December 7, 2022, the shareholders of Pineapple Energy Inc. (the “Company”) approved the Company’s 2022 Employee Stock Purchase Plan (the “ESPP”). Approval of the ESPP was included as Proposal 4 in the Company’s definitive proxy statement for its Annual Meeting of Shareholders filed with the Securities and Exchange Commission on October 24, 2022 (the “Proxy Statement”). A copy of the ESPP is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As reported below in Item 5.07, on December 7, 2022, the shareholders of the Company also approved amendments to the Company’s  2022 Equity Incentive Plan  (the “2022 Equity Plan”) to increase the number of shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), authorized for issuance under the 2022 Equity Plan, and the number of shares that can be issued as incentive stock options under the 2022 Equity Plan, from 750,000 to 1,250,000 shares (the “Plan Amendments”). The Plan Amendments were included as Proposal 5 in the Proxy Statement. A copy of the 2022 Equity Plan, as amended to reflect the Plan Amendments, is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment and Change in Control Agreements

The Company entered into an Employment Agreement (the “Udseth Employment Agreement”) and a Change in Control Agreement (the “Udseth Change in Control Agreement”), each dated as of December 5, 2022, with Kyle Udseth, the Company’s Chief Executive Officer. The Company also entered into an Employment Agreement (the “Ingvaldson Employment Agreement” and, together with the Udseth Employment Agreement, the “Employment Agreements”) and a Change in Control Agreement (the “Ingvaldson Change in Control Agreement” and, together with the Udseth Change in Control Agreement, the “Change in Control Agreements”), each dated as of December 5, 2022, with Eric Ingvaldson, the Company’s Chief Financial Officer.

The Udseth Employment Agreement provides for, among other things, an annual base salary of $300,000, Mr. Udseth’s participation in the Company’s employee bonus program with a potential bonus opportunity of up to 50% of his base salary, and Mr. Udseth’s participation in the Company’s employee benefit plans and programs. The Ingvaldson Employment Agreement provides for, among other things, an annual base salary of $250,000, Mr. Ingvaldson’s participation in the Company’s employee bonus program with a potential bonus opportunity of up to 40% of his base salary, and Mr. Ingvaldson’s participation in the Company’s employee benefit plans and programs.

Each of the Employment Agreements provides that upon termination of the executive’s employment, he is entitled to receive any base salary owed through his termination date and reimbursement of reasonable expenses incurred as of his termination date. If the executive’s employment is terminated by the Company for any reason other than Cause (as defined in the Employment Agreements) or disability, or by the executive for Good Reason (as defined in the Employment Agreements), in each case prior to a Change in Control (as defined in the Change in Control Agreements), the executive would also be entitled to receive an amount equal to 50% of his annual base salary at that time, payable in equal installments over a six-month period. The Employment Agreements also contain certain other customary terms and conditions, including non-competition, non-solicitation, and non-interference provisions.

The Udseth Employment Agreement supersedes and replaces the employment agreement, dated as of February 10, 2021, between Mr. Udseth and the Company, other than with respect to certain provisions as provided in the Udseth Employment Agreement. The Ingvaldson Employment Agreement supersedes and replaces the offer letter, dated as of September 16, 2022, between Mr. Ingvaldson and the Company.

Each of the Change in Control Agreements provides that if, within 24 months following a Change in Control, the executive’s employment is terminated by the Company for any reason other than Cause (as defined in the Change in Control Agreement), death or disability, or by the executive for Good Reason (as defined in the Change in Control Agreement), then the Company shall pay the executive an amount equal to one times his annual base salary as of the date of the Change in Control or his termination date, whichever is greater, payable in a lump sum within 75 days following the termination date. Each of the Change in Control Agreements also provides that upon such a termination, for a period of 12 months following the termination date, the executive will receive medical and dental insurance and life insurance, substantially in the form and expense to him as received by him on his termination date.  Each of the Change in Control Agreements also provides that the payments made to the executive under the agreement shall be one dollar less than the amount which would cause all payments to him to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

The foregoing descriptions of the Udseth Employment Agreement, the Udseth Change in Control Agreement, the Ingvaldson Employment Agreement and the Ingvaldson Change in Control Agreement are summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are attached hereto as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As reported below in Item 5.07, on December 7, 2022, the shareholders of the Company approved an amendment to the Company’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to increase the number of authorized shares of Common Stock to a total of 75,000,000 shares (the “Amendment”). The Amendment, which was included as Proposal 3 in the Company’s Proxy Statement, became effective on December 9, 2022 upon filing of Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Minnesota.

A copy of the Articles of Amendment as filed with the Secretary of State of the State of Minnesota is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Company’s Third Amended and Restated Articles of Incorporation reflecting the Amendments is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 7, 2022, the Company held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on the nine proposals described below. The proposals presented at the Annual Meeting are described in detail in the Proxy Statement.

Of the 7,435,586 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, 5,434,664, or 73.08% of the outstanding shares, were present either in person or by proxy.

The final results for each of the proposals submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors

The following nominees were elected to serve as directors for a term that will last until the Company’s 2023 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified. The voting with respect to the election of directors was as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
Marilyn Adler	4,083,985	260,979	1,089,700
Thomas Holland	4,251,502	93,462	1,089,700
Scott Honour	4,224,569	120,395	1,089,700
Roger Lacey	4,249,222	95,742	1,089,700
Randall Sampson	4,251,920	93,044	1,089,700
Kyle Udseth	4,225,303	119,661	1,089,700
Michael Zapata	4,249,025	95,939	1,089,700

Proposal 2: Ratification of the Appointment of Baker Tilly US, LLP as the Company’s Independent Registered Public Accounting Firm for 2022

The Company’s shareholders ratified the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 by voting as follows:

For	Against	Abstain
5,388,096	33,195	13,373

Proposal 3: Approval of the Increase in the Number of Authorized Shares of the Company’s Common Stock

The Company’s shareholders approved the amendment of the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 37,500,000 to 75,000,000 by voting as follows:

For	Against	Abstain
4,965,622	453,979	15,061

Proposal 4: Approval of the Company’s 2022 Employee Stock Purchase Plan

The Company’s shareholders approved the Company’s 2022 Employee Stock Purchase Plan by voting as follows:

For	Against	Abstain	Broker Non-Votes
4,103,337	227,056	14,571	1,089,700

Proposal 5: Approval to Amend the Company’s 2022 Equity Incentive Plan

The Company’s shareholders approved the amendments to the Company’s 2022 Equity Plan to increase the number of shares of Common Stock authorized for issuance under the 2022 Equity Plan and the number of shares that can be issued as incentive stock options under the 2022 Equity Plan from 750,000 to 1,250,000 shares by voting as follows:

For	Against	Abstain	Broker Non-Votes
3,933,627	402,167	9,170	1,089,700

Proposal 6: Approval of the Issuance of Securities in One or More Non-Public Offerings

The Company’s shareholders approved the potential approve the issuance of up to $20.0 million of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 20% below the market price of the Common Stock in accordance with Nasdaq Listing Rule 5635(d) by voting as follows:

For	Against	Abstain	Broker Non-Votes
3,933,663	405,221	6,080	1,089,700

Proposal 7: Approval of the Removal of Supermajority Voting Requirements in the Company’s Articles of Incorporation

The Company’s shareholders did not approve an amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate the requirement that any reclassification of securities or recapitalization or reorganization of the Company be approved by at least two-thirds of the votes entitled to be cast by the holders of all then outstanding shares of voting stock by voting as follows:

For	Against	Abstain	Broker Non-Votes
3,933,018	399,423	12,522	1,089,701

Proposal 8: Approval of the Adjournment of the Annual Meeting to Solicit Additional Proxies

The Company’s shareholders approved the one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting by voting as follows:

For	Against	Abstain
4,974,233	427,330	33,098

Proposal 9: Election of Scott Maskin as a Director

Scott Maskin was elected to serve as director for a term that will last until the Company’s 2023 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified by voting as follows:

For	Withhold	Broker Non-Votes
3,751,937	118,513	1,561,782

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporation, dated December 9, 2022
3.2	Third Amended and Restated Articles of Incorporation, as amended through December 9, 2022
10.1	Pineapple Energy Inc. 2022 Employee Stock Purchase Plan
10.2	Pineapple Energy Inc. 2022 Equity Incentive Plan, as amended through December 7, 2022
10.3	Employment Agreement, dated as of December 5, 2022, between Pineapple Energy Inc. and Kyle Udseth
10.4	Change in Control Agreement, dated as of December 5, 2022, between Pineapple Energy Inc. and Kyle Udseth
10.5	Employment Agreement, dated as of December 5, 2022, between Pineapple Energy Inc. and Eric Ingvaldson
10.6	Change in Control Agreement, dated as of December 5, 2022, between Pineapple Energy Inc. and Eric Ingvaldson
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC

	By:	/s/ Kyle J. Udseth
Kyle J. Udseth, Chief Executive Officer

Date: December 9, 2022